VOTING AGREEMENT


         VOTING AGREEMENT ("Agreement") dated as of June 30, 1996, between Halliburton Company, a Delaware corporation (the "Acquiror"), and S. Rutt Bridges and Barbara Ann Bridges (the "Stockholders"), holders of shares of common stock, par value $0.05 per share, of Landmark Graphics Corporation, a Delaware corporation (the "Company").

                                    RECITALS:

         The Stockholders beneficially own an aggregate of 1,971,263 shares (together with any additional shares as to which beneficial ownership is acquired by any member of the Stockholder Group described below, the "Company Shares") of common stock, par value $0.05 per share ("Company Common Stock"), of the Company.

         The Acquiror is prepared to enter into an Agreement and Plan of Merger with the Company (the "Merger Agreement") providing for the merger of the Company with and into a wholly-owned subsidiary of the Acquiror and the conversion in such merger of each share of Company Common Stock into the number of shares of the Common Stock, par value $2.50 per share, of the Acquiror set forth in the Merger Agreement (the "Merger").

         To facilitate the Merger, the Stockholders are willing to enter into certain arrangements with respect to the Company Shares.

         NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Stockholders' Support of the Merger. From the date hereof until February 28, 1997, or, if earlier, termination of the Merger Agreement:

                  (a) Except as contemplated by the Merger Agreement, neither the Stockholders nor any Person controlled by either Stockholder or any Affiliate or Associate thereof, other than the Company and its subsidiaries (collectively, the "Stockholder Group"), will, directly or indirectly, sell, transfer, pledge or otherwise dispose of, or grant a proxy with respect to, any Company Shares to any Person other than any member of the Stockholder Group or the Acquiror or its designee, or grant an option with respect to any of the Company Shares or enter into any other agreement or arrangement with respect to any of the Company Shares.

                  (b) The Stockholders agree that the Stockholders will vote, and will cause each member of the Stockholder Group to vote, all Company Shares beneficially owned by such Persons (i) in favor of the Merger and (ii), subject to the provisions of paragraph (c) below,

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         against any combination  proposal or other matter that may interfere or be inconsistent with the Merger (including without limitation a Competing Transaction).

                  (c) The Stockholders agree that, if reasonably requested by the Acquiror in order to facilitate the Merger, they will not, and they will cause each member of the Stockholder Group not to, attend or vote any Company Shares beneficially owned by any such Person at any annual or special meeting of stockholders or execute any written consent of stockholders.

                  (d) The Stockholders hereby consent to the Acquiror's announcement in any press release, public filing, advertisement or other document, that the Stockholders have entered into this Agreement.

                  (e) To the extent  inconsistent  with the  provisions  of this
         Section 1, each member of the Stockholder Group hereby revokes any and all proxies with respect to such member's Company Shares or any other voting securities of the Company.

         2.       Miscellaneous

                  (a) The Stockholders, on the one hand, and the Acquiror, on the other, acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedies to which they may be entitled at law or equity.

                  (b) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  (c) All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served, if in writing and delivered personally, by telecopier (subject to receipt of electronic confirmation) or sent by registered mail, postage prepaid:


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                  If to the Acquiror:

                           Halliburton Company
                           3600 Lincoln Plaza
                           500 North Akard Street
                           Dallas, Texas  75201-3391
                           Attention:  Lester L. Coleman, Executive
                                          Vice President and General Counsel
                           Telecopier No.: (214) 978-2658

                  with a copy to:

                           Vinson & Elkins L.L.P.
                           First City Tower
                           1001 Fannin
                           Houston, Texas  77002-6760
                           Attention:  William E. Joor III
                           Telecopier No.:  (713) 758-2346

                  If to the Stockholders:

                           S. Rutt Bridges
                           34 Silver Fox Circle
                           Greenwood Village, Colorado  80121

                  and

                           Barbara Ann Bridges
                           4200 East Plum Court
                           Greenwood Village, Colorado  80121

         or to such other address or telecopier number as any party may, from time to time, designate in a written notice given in a like manner. Notice given by telecopier shall be deemed delivered on the day the sender receives telecopier confirmation that such notice was received at the telecopier number of the addressee. Notice given by mail as set out above shall be deemed delivered three days after the date the same is postmarked.

                  (d) From and after the termination of this Agreement, the covenants of the parties set forth herein shall be of no further force or effect and the parties shall be under no further obligation with respect thereto.


                                VOTING AGREEMENT
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                  (e) Definitions.  For purposes of this Agreement, the
         following terms shall have the following meanings:

                           (i) Affiliate.  "Affiliate" shall have the meaning
                  ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                           (ii) Associate.  "Associate" shall have the meaning
                  ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                           (iii) Beneficial Owner. A person shall be deemed a "beneficial owner" of or to have "beneficial ownership" of Company Shares in accordance with the interpretations of the term "beneficial ownership" as defined in Rule 13-d(3) under the Exchange Act, as in effect on the date hereof, provided that a Person shall be deemed to be the beneficial owner of, and to have beneficial ownership of, Company Shares that such Person or any Affiliate of such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrant, options or otherwise.

                           (iv) Exchange Act.  "Exchange Act" shall mean the
                  Securities Exchange Act of 1934, as amended.

                           (v) Person.  A "Person" shall mean any individual,
                  firm, corporation, partnership, trust, limited liability company or other entity.

                           (vi) Significant Subsidiary.  "Significant
                  Subsidiary" shall have the meaning ascribed to it in Rule 1-02 of SEC Regulation S-X as in effect on the date hereof.

                  (g) Due Authorization; No Conflicts. The Stockholders hereby represent and warrant to the Acquiror as follows: The Stockholders have full power and authority to enter into this Agreement; neither the execution or delivery of this Agreement nor the consum mation of the transactions contemplated herein will (a) conflict with or result in a breach, default or violation of (i) any of the terms, provisions or conditions of the certificate of incorporation or bylaws of any member of the Stockholder Group or (ii) any agreement, proxy, document, instrument, judgment, decree, order, governmental permit, certificate, license, law, statute, rule or regulation to which any member of the Stockholder Group is a party or to which it is subject, (b) result in the creation of any lien, charge or other encum brance on any shares of Company Common Stock or (c) require any member of the Stockholder Group to obtain the consent of any private nongovernmental third party; no

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         consent,   action,  approval  or  authorization  of,  or  registration, declaration or filing with, any governmental department, commission, agency or other instrumentality or any other person or entity is required to authorize, or is otherwise required in connection with, the execution and delivery of this Agreement (with the exception of an Amended Schedule 13D to be filed by the Stockholders pursuant to the Securities Exchange Act of 1934, as amended) or the Stockholders' performance of the terms of this Agreement or the validity or enforceability of this Agreement; neither Stockholder has any plan or intention to sell or otherwise dispose of any shares of Acquiror Common Stock to be received by the undersigned pursuant to the Merger.

                  (h) Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors, assigns and Affiliates, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

                  (i) Waiver. No party may waive any of the terms or conditions of this Agreement except by a duly signed writing referring to the specific provision to be waived.

                  (j) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of law; provided, however, that any matter involving the internal corporate affairs of any party hereto shall be governed by the provisions of the General Corporation Law of the State of Delaware.

                  (k) Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other and prior agreements and understandings, both written and oral, among the parties hereto and their Affiliates.

                  (l) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.


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         IN WITNESS WHEREOF,  the Stockholders have each executed this Agreement and the Acquiror has caused this Agreement to be duly executed by an officer, thereunto duly authorized, all as of the day and year first above written.

                                      HALLIBURTON COMPANY


                                      By:_________________________________
                                        Lester L. Coleman
                                        Executive Vice President
                                          and General Counsel


                                      STOCKHOLDERS


                                      ____________________________________
                                      S. Rutt Bridges

                                      ____________________________________
                                      Barbara Ann Bridges




VEHOU05:17947.1

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